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                                                                    Exhibit 20.2
                        APPLIED VOICE RECOGNITION, INC.
                  DISSENTERS' NOTICE TO CERTAIN SHAREHOLDERS


     Pursuant to the provisions of Sections 16-10a-1302 and 16-10a-1320 of the Utah Revised Business Corporation Act (the "Act"), Applied Voice Recognition, Inc., a Utah corporation (the "Non-Surviving Corporation"), hereby provides the following notice (this "Notice") to its shareholders (the "Notified Shareholders"):

     1. On September 26, 1997 the Board of Directors approved the Plan and Agreement of Merger (the "Merger Plan," a copy of which is available from the Assistant Secretary at the address listed in Paragraph 4 of this Notice) by and between the Non-Surviving Corporation and Applied Voice Recognition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Non-Surviving Corporation (the "Merger Sub"), and recommended that the shareholders of the Non-Surviving Corporation consider and approve the Merger Plan. On November 28 and December 3, 1997, certain shareholders of the Non-Surviving Corporation holding the voting rights with respect to more than a majority of those shares of common stock and Series A Preferred Stock of the Non-Surviving Corporation entitled to vote on the Merger Plan executed those certain Written Consents of Shareholders in Lieu of Special Meeting (copies of which are available from the Assistant Secretary at the address listed in Paragraph 4 of this Notice) by which they ratified, affirmed, adopted and approved the Merger Plan.

     2. On or about January 26, 1998 the Non-Surviving Corporation and the Merger Sub will cause Articles of Merger to be filed with the Secretary of State of Utah and a Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware.

     3. As a result of the actions specified in Paragraphs 1 and 2 above, the Non-Surviving Corporation will merge (the "Merger") with and into the Merger Sub (the corporation resulting from this merger is referred to hereinafter as the "Surviving Corporation") effective on the date of the filings referred to in Paragraph 2 above (the "Effective Time"), and in connection therewith, and pursuant to the terms of the Merger Plan, at the Effective Time:

          (a) The separate corporate existence of the Non-Surviving Corporation will cease and the Surviving Corporation will succeed to all of the assets and liabilities of the Non-Surviving Corporation.

          (b) The charter and bylaws of the Merger Sub in effect immediately prior to the Merger (copies of which are available from the Assistant Secretary at the address listed in Paragraph 4 of this Notice) will become the charter and bylaws of the Surviving Corporation (rather than the charter and bylaws of the Non-Surviving Corporation).

          (c) The officers and directors of the Non-Surviving Corporation in office immediately prior to the Merger will become the officers and directors of the Surviving Corporation.

          (d) All of the shares of capital stock of the Merger Sub held by the Non-Surviving Corporation immediately prior to the Merger will be cancelled. Subject to the exercise of dissenters'

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rights pursuant to Sections 16-10a-1301 to 16-10a-1331 of the Act, inclusive
(the "Dissenter Provisions"), each share of common stock, par value $.001 per share, and each share of Series A Preferred Stock, par value $.10 per share, of the Non-Surviving Corporation, including those shares held by the Notified Shareholders (the "Shareholders' Shares"), will be converted into one fully paid and non-assessable share of common stock, par value $.001 per share (the "Delaware Common Stock"), or one fully paid and non-assessable share of Series A Preferred Stock, par value $.10 per share (the "Delaware Preferred Stock"), of the Surviving Corporation, respectively.

          (e) All other effects specified in the Merger Plan as resulting from the Merger will occur.

     4. In lieu of receiving those shares of Delaware Common Stock or Delaware Preferred Stock, as the case may be, into which the Shareholders' Shares were converted pursuant to the Merger Plan, a Notified Shareholder may be entitled to assert dissenters' rights under the Dissenter Provisions (a copy of which is attached hereto as APPENDIX A). In order to assert such dissenters' rights, a Notified Shareholder must (i) make a demand for payment by completing the attached form (the "Demand Form"), (ii) mail the Demand Form to the Surviving Corporation by first class mail to the following address (an addressed stamped envelope is enclosed):

                        Applied Voice Recognition, Inc.
                        4615 Post Oak Place, Suite 111
                             Houston, Texas 77027
                Attn: William T. Kennedy/Demand Notice Enclosed

THE DEMAND FORM MUST BE RECEIVED AT THE ADDRESS ABOVE NO LATER THAN JANUARY 22, 1998. A NOTIFIED SHAREHOLDER WISHING TO ASSERT DISSENTERS' RIGHTS MUST INCLUDE ANY CERTIFICATE(S) REPRESENTING THE CAPITAL STOCK OF THE NON-SURVIVING CORPORATION WITH THE DEMAND FORM.

     5. If any Notified Shareholder who is a record shareholder dissents with respect to any shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he or she and the record shareholders of all shares beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights.

     6. The Notified Shareholders are advised to seek the advice of independent legal counsel in connection with their decision as to whether to assert dissenters' rights.

     This Notice is dated on this 22 day of December, 1997.

                                    APPLIED VOICE RECOGNITION, INC.

                                         /S/ WILLIAM T. KENNEDY

                                         William T. Kennedy,
                                         Assistant Secretary

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                                  DEMAND FORM


     1. The undersigned holder of _________ shares of common stock, par value $.001 per share, and/or __________ shares of Series A Preferred Stock, par value $.10 per share, (the "Dissenting Shares") of Applied Voice Recognition, Inc., a Utah corporation, hereby declares the undersigned's intent to assert dissenters' rights under Sections 16-10a-1301 to 16-10a-1331 of the Utah Revised Business Corporation Act, as amended (the "Act"), inclusive, and hereby DEMANDS PAYMENT for the Dissenting Shares in accordance therewith to be sent to the address set forth below.

     2. The undersigned hereby certifies that the undersigned acquired beneficial ownership of the Dissenting Shares before the date the undersigned received that certain Applied Voice Recognition, Inc. Dissenters' Notice to Certain Shareholders to which this Demand Form was attached.

     3. The undersigned hereby certifies that, if he or she is a record shareholder and dissents with respect to any shares held by any one or more beneficial shareholders, each beneficial shareholder will certify to the corporation that both he or she and the record shareholders of all shares owned beneficially by him or her have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights.

This Demand Form is executed this ___ day of ___________, 199__.



                                         ----------------------------------
                                                [name of shareholder]

                                         ----------------------------------

NOTE: ADDRESS GIVEN WILL BE ADDRESS      ----------------------------------
TO WHICH PAYMENT IS SENT.
                                         ----------------------------------

                                         ----------------------------------
                                              [address of shareholder]

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